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                                                                    EXHIBIT 99.1

                               CERTIFICATE OF THE
                           VICE CHAIRMAN OF THE BOARD
                         AND CHIEF EXECUTIVE OFFICER OF
                         UNIVERSAL FOREST PRODUCTS, INC.

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
1350):

         I, William G. Currie, Vice Chairman of the Board and Chief Executive Officer of Universal Forest Products, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
1350) that:

         (1) The quarterly report on Form 10-Q for the quarterly period ended September 28, 2002, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in this quarterly report on Form 10-Q for the quarterly period ended September 28, 2002 fairly presents, in all material respects, the financial condition and results of operations of Universal Forest Products, Inc.


                                         UNIVERSAL FOREST PRODUCTS, INC.


Date:  November 8, 2002                  By: /s/ William G. Currie
       -----------------------               ----------------------------------
                                               William G. Currie
                                         Its:  Vice Chairman of the Board and
                                               Chief Executive Officer